SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): November 3, 1998


                     CALIFORNIA INFRASTRUCTURE AND ECONOMIC
                  DEVELOPMENT BANK SPECIAL PURPOSE TRUST SCE-1

                            (Issuer of Certificates)



                                 SCE FUNDING LLC
        (Exact Name of Registrant as Specified in Charter)



           Delaware                   333-30785                  95-46440661
 (State or Other Jurisdiction        (Commission                (IRS Employer
       of Incorporation              File Number)            Identification No.)





       2244 Walnut Grove Avenue, Room 180, Rosemead, CA           91770
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               (Address of Principal Executive Offices)         (Zip Code)



  Registrant's telephone number, including area code:       (626) 302-1850
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         (Former Name or Former Address, if Changed Since Last Report)



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Items 1  through  4, 6, and 8 through 9 are not  included  because  they are not applicable.

Item 5.  Other Events

California Proposition 9

         On November 3, 1998, California voters rejected the voter initiative designated as Proposition 9. Approximately 73 percent of the total votes cast were voted against the proposition. Proposition 9 would have amended California's electric restructuring legislation so as, among other things, to restrict the recovery of certain utility investments and prohibit the collection of customer charges for the payment of rate reduction certificates.

         Harvey Rosenfield of Californians against Utility Taxes (CUT), one of the principal backers of Proposition 9, has been quoted in the press as saying that supporters of Proposition 9 may consider filing a lawsuit to challenge the use of customer-financed bonds or prevent customers from being billed for the $6 billion of rate reduction certificates issued in California. The registrant is unable to predict whether or when any parties will file lawsuits or take other actions to accomplish the objectives of Proposition 9, or the outcome if they do so.

         This matter was previously discussed in Part II, Item 1 of the registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

(a)      Financial Statements of Businesses Acquired.  Not applicable.

(b)      Pro Forma Financial Information.  Not applicable.

(c)      Exhibits.  None

                                   SIGNATURES




         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                SCE FUNDING LLC


                                       By:      Kenneth S. Stewart
                                            -----------------------------------
                                                Kenneth S. Stewart
                                                Secretary and General Counsel

November 13, 1998